UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On October 1, 2018, Post Holdings, Inc. (“Post” or the “Company”) completed the previously announced transactions (the “Transactions”) pursuant to the Transaction Agreement (the “Transaction Agreement”), dated as of August 2, 2018, among Post, 8th Avenue Food & Provisions, Inc. (“8th Avenue”), and THL Equity Fund VIII Investors (PB), LLC, an affiliate of Thomas H. Lee Partners, L.P.
Upon the closing of the Transactions, 8th Avenue became the holding company for Post’s private brands food products business (the “Private Brands Business”), which is comprised of the following businesses:

•
Attune Foods, LLC (“Attune”), which is comprised of the former business of Attune Foods, Inc., which Post acquired in December 2012, and the granola and snacks business of Hearthside Food Solutions, LLC, which Post acquired in an asset purchase in May 2013;

•	Agricore United Holdings Inc. (“Agricore”), the parent of Dakota Growers Pasta Company, Inc., which Post acquired in January 2014;

•	Golden Acquisition Sub, LLC (“Golden Acquisition Sub”) and PHI Acquisition LP ULC (“PHI Acquisition”), the indirect parents of Golden Boy Foods Ltd., which Post acquired in February 2014; and

•
GB Acquisition USA, Inc. (“GB Acquisition”), the indirect parent of Golden Boy Nut Corporation and Golden Nut Company (USA), Inc., which Post acquired in February 2014 and American Blanching Company, which Post acquired in November 2014.

As part of the closing of the Transactions, Post transferred approximately 50.3% of the capital stock of Agricore to THL Equity Fund VIII Investors (PB), LLC, THL Equity Fund VIII Investors (PB2), LLC, Thomas H. Lee Equity Fund VIII, L.P. and Thomas H. Lee Parallel Fund VIII, L.P. (collectively, “THL”) for a purchase price of $250.0 million and contributed to 8th Avenue (i) the remaining approximately 49.7% of the capital stock of Agricore and (ii) all of the issued and outstanding equity interests in Attune, Golden Acquisition Sub, PHI Acquisition and GB Acquisition. In exchange for the contributions by Post, 8th Avenue issued to Post 6,049,000 shares of 8th Avenue’s Class B common stock, par value $0.01 per share (the “Class B common stock”). Post’s 1,000 existing shares of common stock of 8th Avenue were converted into 1,000 shares of Class B common stock. THL contributed its Agricore stock to 8th Avenue in exchange for 3,950,000 shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), and 2,500,000 shares of 8th Avenue’s 11% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and with a liquidation value of $100.00 per share (the “Series A preferred stock”).
Also in connection with the closing of the Transactions, (i) 8th Avenue assumed from Post the Bridge Facility Agreement, dated as of September 24, 2018 (the “Bridge Loan Facility”), under which Post obtained a senior unsecured term loan (the “Bridge Loan”) in the amount of $625.0 million, with Post retaining the cash proceeds of the Bridge Loan, (ii) Post was released from its obligations under the Bridge Loan Facility, (iii) the guarantors of the Bridge Loan Facility that are not direct or indirect subsidiaries of 8th Avenue were released from their guarantees, (iv) certain direct and indirect domestic subsidiaries of 8th Avenue guaranteed 8th Avenue’s obligations under the Bridge Loan Facility and (v) 8th Avenue’s obligations under the Bridge Loan Facility became secured by a security interest in substantially all of 8th Avenue’s assets and in substantially all of the assets of 8th Avenue’s subsidiary guarantors.
As a result of the completion of the Transactions, Post holds 6,050,000 shares of 8th Avenue Class B common stock, and THL holds 3,950,000 shares of 8th Avenue Class A common stock and 2,500,000 shares of 8th Avenue Series A preferred stock. Post received total gross proceeds of $875.0 million, consisting of $250.0 million from THL and $625.0 million in proceeds from the Bridge Loan.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The pro forma financial statements are derived from the historical statements of Post and give effect to the disposition of a portion of Post’s Private Brands Business and the receipt of the proceeds related thereto as described herein. The following unaudited pro forma financial information is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein:

•	unaudited pro forma condensed balance sheet of Post as of June 30, 2018; and

•	unaudited pro forma condensed statements of operations of Post for the year ended September 30, 2017 and for the nine months ended June 30, 2018.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Jeff A. Zadoks
	Name:	Jeff A. Zadoks
	Title:	EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

5